Groton/New London Laboratories
Pfizer Inc
50 Pequot Avenue MS 6025-C5135
New London, CT 06320
Tel 860 732 3881 Fax 860 686 5678
Email Nicholas.A.Saccomano@pfizer.com

Pfizer

Global Research & Development

Nicholas A. Saccomano
Senior Vice President
Research Technology

October 5, 2006

Jeff Markin
President and CEO
VirtualScopics Inc.
350 Linden Oaks
Rochester, NY 14625

Dear Mr Markin:

This letter will serve to amend our Clinical Imaging and Services agreement dated July 26, 2005 (the "Agreement") as follows:

The following section 13.1 will replace in its entirety section 13.1 of the Agreement:

13.1 This agreement will end three (3) years from the Effective Date. Thereafter, unless this Agreement has been terminated pursuant to the provisions of Section 13.2 and 13.3, this Agreement shall automatically renew for one year periods, annually on the anniversary of the Effective Date unless either party, at least sixty (60) days prior to the next anniversary, delivers to the other notice of its intent to terminate this Agreement, effective as of the next anniversary date.

All other terms and conditions of the Agreement will remain in full force and effect.

If this Agreement is acceptable to you, please have an officer of your company sign it below and return it to us.

Very truly yours,
PFIZER INC

By: ______________________
Nicholas A. Saccomano

AGREED:

Virtualscopics

By: Jeff Markin

Name: Jeff Markin

Title: President & CEO

Date: 11/27/06